Groupon Reports Second Quarter 2021 Results
Global Local Billings Up 22% Sequentially versus First Quarter 2021
North America Customer Base Stable in the Second Quarter
Completed Rollout of New Customer Experience in North America

CHICAGO - August 5, 2021 - Groupon, Inc. (NASDAQ: GRPN) today announced its financial results for the second quarter ended June 30, 2021 and provided details on its recent operating progress. The company filed its Form 10-Q with the Securities and Exchange Commission and posted an updated presentation on its investor relations website (investor.groupon.com).

"We delivered solid financial results in the second quarter, including the highest level of quarterly global local billings since the pandemic began," said Aaron Cooper, Interim CEO of Groupon. "From an operational perspective, we made strong progress, successfully removing Deal restrictions on more than 70% of our inventory in North America. We also recently scaled our new customer experience in North America and debuted a new brand marketing campaign, both of which we expect to be key to driving consumer engagement and, over the long-term, purchase frequency. We are steadily scaling our initiatives to expand inventory and modernize our marketplace, and believe we are executing the right strategy to transform Groupon into a destination for local experiences and build a foundation for growth."

Operational Highlights
We continue to make progress on our two strategic priorities - expanding inventory and modernizing our marketplace:
•Increased the amount of Deal inventory that is repeatable to more than 70%
•Grew listings per Beauty and Wellness merchant in North America by over 20%
•Completed the rollout of our new customer experience to our North America app, mobile and desktop users
•Drove strong merchant adoption of self-service; nearly 50% of Deals launches in North America were done via self-service during the quarter
•Launched the Merchant Advisor Tool, a new feature set that provides strategic campaign recommendations to merchants

Outlook
For the full year 2021, we are updating our Adjusted EBITDA guidance to a range of $115 million to $125 million and continue to expect to deliver $950 million to $990 million of revenue.

Second Quarter 2021 Summary
Consolidated
•Revenue was $266.0 million in the second quarter 2021, down 33% (35% FX-neutral) compared with the second quarter 2020.
•Gross profit was $193.9 million in the second quarter 2021, up 41% (38% FX-neutral) compared with the second quarter 2020.

•SG&A was $138.0 million in the second quarter 2021 compared with $143.6 million in the second quarter 2020.
•Marketing expense increased by 73% to $43.7 million in the second quarter 2021 primarily due to an increase in consumer demand as restrictions lifted and Local merchants re-opened, and the launch of new brand campaigns.
•Restructuring charges were $14.2 million in the second quarter 2021 and were related to our multi-phase restructuring plan announced in April 2020.
•Other expense, net was $2.9 million in the second quarter 2021, compared with expense of $1.7 million in the second quarter 2020, which was primarily related to a loss on extinguishment of debt of $5.1 million partially offset by the recognition of a $4.2 million gain from the sale of an equity investment.
•Net loss from continuing operations was $3.1 million in the second quarter 2021 compared with a net loss of $73.1 million in the second quarter 2020.
•Net loss attributable to common stockholders was $3.4 million, or $0.12 per diluted share, in the second quarter 2021, compared with a net loss attributable to common stockholders of $72.1 million, or $2.53 per diluted share, in the second quarter 2020. Non-GAAP net income attributable to common stockholders plus assumed conversions was $11.0 million, or $0.33 per diluted share, in the second quarter 2021, compared with non-GAAP net loss attributable to common stockholders of $26.5 million, or $0.93 per diluted share, in the second quarter 2020.
•Adjusted EBITDA, a non-GAAP financial measure, was $41.0 million in the second quarter 2021, compared with Adjusted EBITDA of $1.3 million in the second quarter 2020.
•Global units sold were down 28% to 17 million in the second quarter 2021 primarily due to a decline in Goods demand. In the second quarter 2021, North America units were up 51% in Local and down 67% in Goods. International units were up 17% in Local and down 67% in Goods.
•Operating cash flow was $4.9 million for the trailing twelve month period, and free cash flow, a non-GAAP financial measure, was an outflow of $43.3 million for the trailing twelve month period.
•Cash and cash equivalents as of June 30, 2021 were $565.0 million. As of June 30, 2021, we had $100.0 million of outstanding borrowings under our revolving credit facility.
•During the second quarter 2021, we used the net proceeds from the new convertible senior notes due 2026 (including additional proceeds from the over-allotment option exercised in April 2021), together with cash on hand, to repurchase our convertible notes due April 2022.

North America
•North America gross profit in the second quarter 2021 increased 40% to $142.2 million, primarily driven by an increase in Local gross billings, partially offset by a decrease in service margin due to mix of offerings sold and a decrease in Goods gross billings.
•North America active customers were 15.2 million as of June 30, 2021, consistent with the balance at the end of the first quarter 2021.

International
•International gross profit in the second quarter 2021 increased 46% to $51.7 million (32% FX-neutral), primarily driven by higher variable consideration from unredeemed vouchers and higher Local gross billings, partially offset by declines in Goods gross billings.
•International active customers were 9.7 million as of June 30, 2021, compared with 10.6 million as of March 31, 2021.
Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled "Non-GAAP Financial Measures and Operating Metrics" and in the accompanying tables. All comparisons in this press release are year-over-year unless otherwise noted.

Conference Call
A conference call will be webcast Friday, August 6, 2021 at 9:00 a.m. CT / 10:00 a.m. ET and will be available on Groupon’s investor relations website at https://investor.groupon.com. This call will contain forward-looking statements and other material information regarding our financial and operating results.
Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations website (investor.groupon.com) and the Groupon blog (www.groupon.com/blog) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Non-GAAP Financial Measures and Operating Metrics
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Foreign exchange rate neutral operating results, Adjusted EBITDA, non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes, non-GAAP net income (loss) attributable to common stockholders, non-GAAP income (loss) per share, non-GAAP provision (benefit) for income taxes and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial and Operating Metrics" included in the tables accompanying this release.
We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.
Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.
Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.
Interest and other non-operating items. Interest and other non-operating items include: gains and losses related to minority investments, foreign currency gains and losses, a loss on extinguishment of debt, interest income and interest expense, including non-cash interest expense from our convertible senior notes. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.
Special charges and credits. For the three months ended June 30, 2021, special charges and credits included charges related to our restructuring plan. For the three months ended June 30, 2020, special charges and credits included charges related to our restructuring plan, goodwill and long-lived asset impairments and strategic advisor costs. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.
Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:
Foreign exchange rate neutral operating results show current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. These measures are intended to facilitate comparisons to our historical performance.
Adjusted EBITDA is a non-GAAP performance measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for income (loss) from continuing operations.
Non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes, Non-GAAP net income (loss) attributable to common stockholders and non-GAAP income (loss) per diluted share are non-GAAP performance measures that adjust our net income attributable to common stockholders and earnings per share to exclude the impact of:
•stock-based compensation,
•amortization of acquired intangible assets,
•acquisition-related expense (benefit), net,
•special charges and credits, including restructuring charges, goodwill and long-lived asset impairment charges and strategic advisor costs,
•non-cash interest expense on convertible senior notes and loss on extinguishment of debt,
•non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative foreign currency translation adjustments into earnings as a result of business dispositions or country exits,
•non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings,
•non-operating gains and losses from sales of minority investments, and
•income (loss) from discontinued operations.
We believe that excluding the above items from our measures of non-GAAP income from continuing operations before provision (benefit) from income taxes, non-GAAP net income attributable to common stockholders and non-GAAP earnings per diluted share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events, or are otherwise not indicative of the core operating performance of our ongoing business.
Non-GAAP provision (benefit) for income taxes reflects our current and deferred tax provision computed based on non-GAAP income from continuing operations before provision (benefit) for income taxes.
Free cash flow is a non-GAAP liquidity measure that comprises net cash provided by operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from continuing operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the applicable period.

Descriptions of the operating metrics included in this release and the accompanying tables are as follows:
Gross billings is the total dollar value of customer purchases of goods and services. Gross billings is presented net of customer refunds, order discounts and sales and related taxes. The substantial majority of our service revenue transactions are comprised of sales of vouchers and similar transactions in which we collect the transaction price from the customer and remit a portion of the transaction price to the third-party merchant who will provide the related goods or services. For these transactions, gross billings differs from revenue reported in our condensed consolidated statements of operations, which is presented net of the merchant's share of the transaction price. For product revenue transactions, gross billings are equivalent to product revenue reported in our condensed consolidated statements of operations. Gross billings is an indicator of our growth and business performance as it measures the dollar volume of transactions generated through our marketplaces. Tracking gross billings on service revenue transactions also allows us to monitor the percentage of gross billings that we are able to retain after payments to merchants. However, we are focused on achieving long-term gross profit and Adjusted EBITDA growth.
Active customers are unique user accounts that have made a purchase during the trailing twelve months ("TTM") either through one of our online marketplaces or directly with a merchant for which we earned a commission. We consider this metric to be an important indicator of our business performance as it helps us to understand how the number of customers actively purchasing our offerings is trending. Some customers could establish and make purchases from more than one account, so it is possible that our active customer metric may count certain customers more than once in a given period. We do not include consumers who solely make purchases with retailers using digital coupons accessed through our websites and mobile applications in our active customer metric, nor do we include consumers who solely make purchases of our inventory through third-party marketplaces with which we partner.
Units are the number of purchases during the reporting period, before refunds and cancellations, made either through one of our online marketplaces, a third-party marketplace, or directly with a merchant for which we earn a commission. We do not include purchases with retailers using digital coupons accessed through our websites and mobile applications in our units metric. We consider units to be an important indicator of the total volume of business conducted through our marketplaces. We report units on a gross basis prior to the consideration of customer refunds and therefore units are not always a good proxy for gross billings.
Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, effects of the ongoing COVID-19 pandemic or other pandemics or disease outbreaks on our business; our ability to execute, and achieve the expected benefits of, our go-forward strategy; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments and any potential adverse impact from the United Kingdom's exit from the European Union; global economic uncertainty; retaining and adding high quality merchants; retaining existing customers and adding new customers; competing successfully in our industry; providing a compelling mobile experience for our customers; managing refund risks; retaining and attracting members of our executive team and other qualified personnel; customer and merchant fraud; payment-related risks; our reliance on email, internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR and regulation of the Internet and e-commerce; classification of our independent contractors or employees; exposure to greater than anticipated tax liabilities; adoption of tax legislation; our ability to raise capital if necessary; risks related to our access to capital and outstanding indebtedness, including our convertible senior notes; our common stock, including volatility in our stock price; our ability to realize the anticipated benefits from the capped call transactions relating to our convertible senior notes; and those risks and other factors discussed in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020 and Part II, Item 1A. Risk Factors of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and our other filings with the Securities and Exchange Commission (the "SEC"), copies of which may be obtained by visiting the company's Investor Relations web site at investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.
You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither Groupon nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect our expectations as of August 5, 2021. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.
About Groupon
Groupon (www.groupon.com) (NASDAQ: GRPN) is an experiences marketplace where consumers discover fun things to do and local businesses thrive. For our customers, this means giving them an amazing selection of experiences at great values. For our merchants, this means making it easy for them to partner with Groupon and reach millions of consumers around the world. To find out more about Groupon, please visit press.groupon.com.
Contacts:
Investor Relations
Jennifer Beugelmans
Megan Carrozza
Jordan Kever
ir@groupon.com

Public Relations
Nick Halliwell
press@groupon.com

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$565,033	$850,587
Accounts receivable, net	37,433	42,998
Prepaid expenses and other current assets	44,886	40,441
Total current assets	647,352	934,026
Property, equipment and software, net	80,628	85,284
Right-of-use assets - operating leases, net	64,101	75,349
Goodwill	217,764	214,699
Intangible assets, net	27,528	30,151
Investments	36,472	37,671
Other non-current assets	34,695	34,327
Total assets	$1,108,540	$1,411,507
Liabilities and equity
Current liabilities:
Short-term borrowings	$100,000	$200,000
Accounts payable	39,943	33,026
Accrued merchant and supplier payables	289,883	410,963
Accrued expenses and other current liabilities	282,922	294,999
Total current liabilities	712,748	938,988
Convertible senior notes, net	222,654	229,490
Operating lease obligations	74,698	90,927
Other non-current liabilities	42,604	44,428
Total liabilities	1,052,704	1,303,833
Commitment and contingencies
Stockholders' equity
Common stock, par value $0.0001 per share, 100,500,000 shares authorized; 39,805,243 shares issued and 29,511,126 shares outstanding at June 30, 2021; 39,142,896 shares issued and 28,848,779 shares outstanding at December 31, 2020	4	4
Additional paid-in capital	2,257,613	2,348,114
Treasury stock, at cost, 10,294,117 shares at June 30, 2021 and December 31, 2020	(922,666)	(922,666)
Accumulated deficit	(1,261,665)	(1,320,886)
Accumulated other comprehensive income (loss)	(17,730)	3,109
Total Groupon, Inc. stockholders' equity	55,556	107,675
Noncontrolling interests	280	(1)
Total equity	55,836	107,674
Total liabilities and equity	$1,108,540	$1,411,507

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Service	$206,161	$112,377	$378,785	$319,405
Product	59,797	283,269	150,990	450,391
Total revenue	265,958	395,646	529,775	769,796
Cost of revenue:
Service	21,167	16,242	39,592	43,157
Product	50,848	242,178	129,257	388,166
Total cost of revenue	72,015	258,420	168,849	431,323
Gross profit	193,943	137,226	360,926	338,473
Operating expenses:
Marketing	43,720	25,242	77,386	85,372
Selling, general and administrative	137,969	143,619	265,112	350,760
Goodwill impairment	—	—	—	109,486
Long-lived asset impairment	—	—	—	22,351
Restructuring and related charges	14,245	40,478	21,667	40,478
Total operating expenses	195,934	209,339	364,165	608,447
Income (loss) from operations	(1,991)	(72,113)	(3,239)	(269,974)
Other income (expense), net	(2,927)	(1,695)	15,196	(20,682)
Income (loss) from continuing operations before provision (benefit) for income taxes	(4,918)	(73,808)	11,957	(290,656)
Provision (benefit) for income taxes	(1,789)	(696)	638	(6,684)
Income (loss) from continuing operations	(3,129)	(73,112)	11,319	(283,972)
Income (loss) from discontinued operations, net of tax	—	—	—	382
Net income (loss)	(3,129)	(73,112)	11,319	(283,590)
Net (income) loss attributable to noncontrolling interests	(253)	995	(143)	(2,049)
Net income (loss) attributable to Groupon, Inc.	$(3,382)	$(72,117)	$11,176	$(285,639)

Basic net income (loss) per share:
Continuing operations	$(0.12)	$(2.53)	$0.38	$(10.06)
Discontinued operations	—	—	—	0.01
Basic net income (loss) per share	$(0.12)	$(2.53)	$0.38	$(10.05)

Diluted net income (loss) per share:
Continuing operations	$(0.12)	$(2.53)	$0.37	$(10.06)
Discontinued operations	—	—	—	0.01
Diluted net income (loss) per share	$(0.12)	$(2.53)	$0.37	$(10.05)

Weighted average number of shares outstanding:
Basic	29,273,806	28,493,258	29,139,930	28,426,308
Diluted	29,273,806	28,493,258	30,120,851	28,426,308

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating activities
Net income (loss)	$(3,129)	$(73,112)	$11,319	$(283,590)
Less: Income (loss) from discontinued operations, net of tax	—	—	—	382
Income (loss) from continuing operations	(3,129)	(73,112)	11,319	(283,972)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property, equipment and software	16,703	22,035	31,430	45,420
Amortization of acquired intangible assets	2,268	2,399	4,560	4,923
Impairment of goodwill	—	—	—	109,486
Impairment of long-lived assets	—	—	—	22,351
Restructuring-related impairment	—	13,903	—	13,903
Stock-based compensation	9,738	8,543	16,917	22,558
Impairment and other changes in fair value of investments	—	—	—	8,089
Amortization of debt discount on convertible senior notes	549	3,607	852	7,123
Foreign currency translation adjustments reclassified into earnings	(56)	—	(32,284)	—
Change in assets and liabilities:
Accounts receivable	8,216	(8,752)	5,404	(418)
Prepaid expenses and other current assets	(2,963)	15,435	(4,603)	28,657
Right-of-use assets - operating leases	5,933	4,521	11,055	11,530
Accounts payable	1,225	18,795	7,121	24,655
Accrued merchant and supplier payables	(40,665)	79,806	(117,549)	(143,292)
Accrued expenses and other current liabilities	(16,560)	4,520	(6,737)	(7,450)
Operating lease obligations	(10,170)	(5,328)	(16,177)	(15,458)
Other, net	(5,454)	740	7,922	2,599
Net cash provided by (used in) operating activities from continuing operations	(34,365)	87,112	(80,770)	(149,296)
Net cash provided by (used in) operating activities from discontinued operations	—	—	—	—
Net cash provided by (used in) operating activities	(34,365)	87,112	(80,770)	(149,296)
Investing activities
Purchases of property and equipment and capitalized software	(12,420)	(14,321)	(24,460)	(24,917)
Proceeds from sale or divestment of investment	4,245	—	4,245	31,605
Acquisitions of intangible assets and other investing activities	(1,048)	(1,247)	(1,752)	(2,692)
Net cash provided by (used in) investing activities from continuing operations	(9,223)	(15,568)	(21,967)	3,996
Net cash provided by (used in) investing activities from discontinued operations	—	1,224	—	1,224
Net cash provided by (used in) investing activities	(9,223)	(14,344)	(21,967)	5,220
Financing activities
Proceeds from issuance of 2026 convertible notes	30,000	—	230,000	—
Proceeds from (payments of) borrowings under revolving credit agreement	—	50,000	(100,000)	200,000
Issuance costs for 2026 convertible notes and revolving credit agreement	(1,342)	—	(7,914)	—
Purchase of capped call transactions	(3,576)	—	(27,416)	—
Payments for the repurchase of Atairos convertible notes	(254,000)	—	(254,000)	—
Proceeds from the settlement of convertible note hedges	2,315	—	2,315	—
Payments for the settlement of warrants	(1,345)	—	(1,345)	—
Taxes paid related to net share settlements of stock-based compensation awards	(11,246)	(3,975)	(16,147)	(7,274)
Payments of finance lease obligations	(1,947)	(2,594)	(4,008)	(5,301)
Other financing activities	102	(569)	94	(3,251)
Net cash provided by (used in) financing activities	(241,039)	42,862	(178,421)	184,174
Effect of exchange rate changes on cash, cash equivalents and restricted cash, including cash classified within current assets of discontinued operations	3,450	3,450	(4,016)	(5,724)
Net increase (decrease) in cash, cash equivalents and restricted cash, including cash classified within current assets of discontinued operations	(281,177)	119,080	(285,174)	34,374
Less: Net increase (decrease) in cash classified within current assets of discontinued operations	—	1,224	—	1,224
Net increase (decrease) in cash, cash equivalents and restricted cash	(281,177)	117,856	(285,174)	33,150
Cash, cash equivalents and restricted cash, beginning of period	847,088	667,951	851,085	752,657
Cash, cash equivalents and restricted cash, end of period	$565,911	$785,807	$565,911	$785,807

Groupon, Inc.
Supplemental Financial and Operating Metrics
(dollars and units in thousands; TTM active customers in millions)
(unaudited)

	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
North America Segment:						Q2 2021
Gross Billings (1):						Y/Y Growth
Local	$167,455	$230,422	$248,056	$281,296	$337,192	101.4%
Travel	11,524	23,373	17,994	31,460	39,232	240.4
Goods	173,534	108,514	118,654	69,768	56,643	(67.4)
Total Gross Billings	$352,513	$362,309	$384,704	$382,524	$433,067	22.9%
Revenue:
Local	$81,724	$98,561	$109,238	$125,374	$139,853	71.1%
Travel	2,525	4,748	3,964	5,959	8,143	222.5
Goods	149,108	77,002	56,625	15,911	12,792	(91.4)
Total Revenue	$233,357	$180,311	$169,827	$147,244	$160,788	(31.1)%
Gross Profit:
Local	$71,638	$87,507	$96,036	$112,426	$124,821	74.2%
Travel	1,890	3,874	3,181	4,718	6,612	249.8
Goods	28,164	18,336	21,234	13,224	10,769	(61.8)
Total Gross Profit	$101,692	$109,717	$120,451	$130,368	$142,202	39.8%

Contribution Profit (2)	$87,616	$89,999	$97,615	$107,600	$109,025	24.4%

International Segment:						Q2 2021
Gross Billings:						Y/Y Growth	Fx Effect	Y/Y Growth excluding FX (3)
Local	$61,897	$113,105	$89,442	$69,674	$89,877	45.2	(14.0)	31.2%
Travel	8,769	25,827	8,001	3,459	16,395	87.0	(16.9)	70.1
Goods	159,544	95,882	150,666	98,315	68,250	(57.2)	(3.9)	(61.1)
Total Gross Billings	$230,210	$234,814	$248,109	$171,448	$174,522	(24.2)	(7.1)	(31.3)%
Revenue:
Local	$18,025	$36,528	$35,053	$23,189	$40,329	123.7	(21.4)	102.3%
Travel	955	3,140	1,109	847	3,464	262.7	(34.0)	228.7
Goods	143,309	84,040	137,064	92,537	61,377	(57.2)	(3.8)	(61.0)
Total Revenue	$162,289	$123,708	$173,226	$116,573	$105,170	(35.2)	(6.0)	(41.2)%
Gross Profit:
Local	$14,843	$33,687	$32,858	$21,427	$38,192	157.3	(24.8)	132.5%
Travel	804	2,711	891	713	3,154	292.3	(37.0)	255.3
Goods	19,887	13,907	24,599	14,475	10,395	(47.7)	(4.9)	(52.6)
Total Gross Profit	$35,534	$50,305	$58,348	$36,615	$51,741	45.6	(13.9)	31.7%

Contribution Profit	$24,368	$38,637	$43,408	$25,717	$41,198	69.1%

Consolidated Results of Operations:
Gross Billings:
Local	$229,352	$343,527	$337,498	$350,970	$427,069	86.2	(3.8)	82.4%
Travel	20,293	49,200	25,995	34,919	55,627	174.1	(7.3)	166.9
Goods	333,078	204,396	269,320	168,083	124,893	(62.5)	(1.9)	(64.4)
Total Gross Billings	$582,723	$597,123	$632,813	$553,972	$607,589	4.3	(2.8)	1.5%
Revenue:
Local	$99,749	$135,089	$144,291	$148,563	$180,182	80.6	(3.9)	76.7%
Travel	3,480	7,888	5,073	6,806	11,607	233.5	(9.3)	224.2
Goods	292,417	161,042	193,689	108,448	74,169	(74.6)	(1.9)	(76.5)
Total Revenue	$395,646	$304,019	$343,053	$263,817	$265,958	(32.8)	(2.4)	(35.2)%
Gross Profit:
Local	$86,481	$121,194	$128,894	$133,853	$163,013	88.5	(4.3)	84.2%
Travel	2,694	6,585	4,072	5,431	9,766	262.5	(11.0)	251.5
Goods	48,051	32,243	45,833	27,699	21,164	(56.0)	(2.0)	(58.0)
Total Gross Profit	$137,226	$160,022	$178,799	$166,983	$193,943	41.3	(3.6)	37.7%

Contribution Profit	$111,984	$128,636	$141,023	$133,317	$150,223	34.1%
Net cash provided by (used in) operating activities from continuing operations	$87,112	$4,792	$80,906	$(46,405)	$(34,365)	(139.4)%
Free Cash Flow	$72,791	$(6,953)	$68,857	$(58,445)	$(46,785)	(164.3)%

	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
Active Customers: (4)
North America	22.8	20.2	17.5	15.2	15.2
International	15.3	13.9	12.1	10.6	9.7
Total Active Customers	38.1	34.2	29.6	25.8	24.9

North America Units:
Local	5,871	8,148	8,745	8,266	8,873
Goods	6,996	4,428	5,631	3,081	2,330
Travel	78	151	135	193	191
Total North America units	12,945	12,727	14,511	11,540	11,394

International Units:
Local	2,202	4,171	3,350	2,091	2,583
Goods	7,820	4,320	7,058	4,121	2,598
Travel	64	192	93	51	103
Total International units	10,086	8,683	10,501	6,263	5,284

Consolidated Units:
Local	8,073	12,319	12,095	10,357	11,456
Goods	14,816	8,748	12,689	7,202	4,928
Travel	142	343	228	244	294
Total consolidated units	23,031	21,410	25,012	17,803	16,678

Headcount:
Sales (5)	1,016	1,369	1,276	1,207	1,094
Other	3,193	2,911	2,883	2,768	2,726
Total Headcount	4,209	4,280	4,159	3,975	3,820
(1)Represents the total dollar value of customer purchases of goods and services.
(2)Represents gross profit less marketing expense.
(3)Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.
(4)Reflects the total number of unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission.
(5)Includes merchant sales representatives, as well as sales support personnel.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)
    The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, Income (loss) from continuing operations.

	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
Income (loss) from continuing operations	$(73,112)	$(16,561)	$13,971	$14,448	$(3,129)
Adjustments:
Stock-based compensation	8,543	8,379	8,073	7,179	9,738
Depreciation and amortization	24,434	18,023	19,156	17,019	18,971
Acquisition-related expense (benefit), net	2	—	—	—	—
Restructuring and related charges (1)	40,478	20,559	3,799	7,422	14,245
Other (income) expense, net	1,695	867	(4,581)	(18,123)	2,927
Provision (benefit) for income taxes	(696)	(486)	(334)	2,427	(1,789)
Total adjustments	74,456	47,342	26,113	15,924	44,092
Adjusted EBITDA	$1,344	$30,781	$40,084	$30,372	$40,963
(1)Restructuring and related charges includes $13.9 million, $3.3 million and $4.4 million, of long-lived asset impairments for the three months ended June 30, 2020, September 30, 2020 and December 31, 2020. It also includes $1.4 million and $0.3 million of additional stock-based compensation for the three months ended June 30, 2020 and September 30, 2020.
The following is a reconciliation of our outlook for Adjusted EBITDA to our outlook for the most comparable U.S. GAAP performance measure, Income (loss) from continuing operations.

Year Ended December 31, 2021
Expected income (loss) from continuing operations	$2,000 - 11,000
Expected adjustments:
Stock-based compensation	34,000
Depreciation and amortization	67,000
Non-operating expenses	11,000
Provision (benefit) for income taxes	1,000 - 2,000
Total expected adjustments	113,000 - 114,000
Expected Adjusted EBITDA	$ 115,000 - 125,000
The outlook provided above does not reflect the potential impact of any contemplated business or asset acquisitions or dispositions, changes in the fair values of investments or deferred tax asset valuation allowances, foreign currency gains or losses or unusual or infrequently occurring items that may occur during the remainder of 2021. The outlook includes restructuring and related charges in Non-operating expenses.

    The following is a reconciliation of non-GAAP net income (loss) attributable to common stockholders to net income (loss) attributable to common stockholders and a reconciliation of non-GAAP net income (loss) per share to diluted net income (loss) per share for three and six months ended June 30, 2021 and 2020.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) attributable to common stockholders	$(3,382)	$(72,117)	$11,176	$(285,639)
Less: Net income (loss) attributable to noncontrolling interest	(253)	995	(143)	(2,049)
Net income (loss)	(3,129)	(73,112)	11,319	(283,590)
Less: Income (loss) from discontinued operations, net of tax	—	—	—	382
Income (loss) from continuing operations	(3,129)	(73,112)	11,319	(283,972)
Less: Provision (benefit) for income taxes	(1,789)	(696)	638	(6,684)
Income (loss) from continuing operations before provision (benefit) for income taxes	(4,918)	(73,808)	11,957	(290,656)
Stock-based compensation	9,738	8,543	16,917	22,558
Amortization of acquired intangible assets	2,268	2,399	4,560	4,923
Acquisition-related expense (benefit), net	—	2	—	6
Restructuring and related charges	14,245	40,478	21,667	40,478
Impairment and other changes in fair value of investments	(4,245)	—	(4,245)	8,089
Impairment of goodwill	—	—	—	109,486
Impairment of long-lived assets	—	—	—	22,351
Strategic advisor costs	—	—	—	3,626
Intercompany foreign currency losses (gains), foreign currency translation adjustments reclassified into earnings and other	(6,023)	(5,667)	(21,256)	(348)
Non-cash interest expense on convertible senior notes and loss on extinguishment of debt	5,639	3,607	5,942	7,123
Non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes	16,704	(24,446)	35,542	(72,364)
Less: Non-GAAP provision (benefit) for income taxes	5,796	3,086	17,225	(1,694)
Non-GAAP net income (loss)	10,908	(27,532)	18,317	(70,670)
Net (income) loss attributable to noncontrolling interest	(253)	995	(143)	(2,049)
Non-GAAP net income (loss) attributable to common stockholders	10,655	(26,537)	18,174	(72,719)
Plus: Cash interest expense from assumed conversion of convertible senior notes (1)	337	—	389	—
Non-GAAP net income (loss) attributable to common stockholders plus assumed conversions	$10,992	$(26,537)	$18,563	$(72,719)

Weighted-average shares of common stock - diluted	29,273,806	28,493,258	30,120,851	28,426,308
Impact of dilutive securities	4,272,703	—	1,773,968	—
Weighted-average shares of common stock - non-GAAP	33,546,509	28,493,258	31,894,819	28,426,308

Diluted net income (loss) per share	$(0.12)	$(2.53)	$0.37	$(10.05)
Impact of non-GAAP adjustments and related tax effects	0.45	1.60	0.21	7.49
Non-GAAP diluted net income (loss) per share	$0.33	$(0.93)	$0.58	$(2.56)
(1)Adjustment to interest expense for assumed conversion of convertible senior notes excludes non-cash interest expense that has been added back above in calculating non-GAAP net income (loss) attributable to common stockholders.
Free cash flow is a non-GAAP liquidity measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP liquidity measure, Net cash provided by (used in) operating activities from continuing operations.

	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
Net cash provided by (used in) operating activities from continuing operations	$87,112	$4,792	$80,906	$(46,405)	$(34,365)
Purchases of property and equipment and capitalized software	(14,321)	(11,745)	(12,049)	(12,040)	(12,420)
Free cash flow	$72,791	$(6,953)	$68,857	$(58,445)	$(46,785)

Net cash provided by (used in) investing activities from continuing operations	$(15,568)	$(12,469)	$(12,873)	$(12,744)	$(9,223)
Net cash provided by (used in) financing activities	$42,862	$(3,617)	$(3,759)	$62,618	$(241,039)